Exhibit 99.1

NEWS RELEASE

SEC Concludes Investigation of OPT and

Recommends No Enforcement Action

Monroe Township, N.J., May 3, 2018 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (NASDAQ: OPTT) announced today that the staff of the Division of Enforcement (the “Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) advised the Company on April 30, 2018 that the Staff concluded its investigation of the Company and does not intend to recommend to the Commission that an enforcement action be brought against the Company. The investigation was related to a project that was terminated in July 2014 and a public offering that was conducted in April 2014. The Company fully cooperated with the agency throughout the three-year investigation.

George Kirby, President and Chief Executive Officer of Ocean Power Technologies commented, “The resolution of the SEC investigation is one of the final steps in OPT’s efforts to favorably resolve legacy issues. The Company is well-positioned for future growth and can focus its efforts on scaling up the business to meet future demand and customer needs.”

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and communications.

To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Jackie Marcus or Steve Calk

Email: OPTT@alpha-ir.com

Phone: 312-445-2870

Media Contact:

Marilyn Vollrath

Reputation Partners, LLC

Phone: (414) 376-8834i

Email: Marilyn@reputationpartners.com

Ocean Power Technologies, Inc.